Exhibit 23.2
Consent of Independent Auditors

We consent to the incorporation by reference in the registration statements (Nos. 333-125875, 333-181786, 33-99866, 33-99868, and 333-217802) on Form S-8 of Darling Ingredients Inc. of our report dated February 3, 2023, with respect to the consolidated financial statements of Diamond Green Diesel Holdings LLC, which report appears in the Form 10-K of Darling Ingredients Inc. dated February 27, 2023.

                        /s/ KPMG LLP

San Antonio, Texas
February 27, 2023